UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 26, 2010 (May 25, 2010)

DGSE COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-11048	88-0097334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11311 Reeder Rd.
Dallas, Texas  75229
(Address of Principal Executive Offices) (Zip Code)

(972) 484-3662
(Registrant’s telephone number, including area code)

______________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 25, 2010 (the “Closing”), DGSE Companies, Inc., a Nevada corporation (the “Registrant”), entered into a Closing Agreement, dated May 25, 2010, attached hereto as Exhibit 10.1 (the “Closing Agreement”), with NTR Metals, LLC, a Texas limited liability company (“NTR”), and Dr. L.S. Smith, an individual (“Dr. Smith”).  Pursuant to the Closing Agreement and that certain Purchase and Sale Agreement (and Amendments thereto), dated January 27, 2010, attached hereto as Exhibit 10.2, by and among the Registrant and Stanford International Bank, Ltd. (“SIBL”), an entity organized under the laws of Antigua, the Registrant assigned its right to acquire three million (3,000,000) shares of the Registrant’s common stock, par value $0.01 per share (the “NTR Acquired Interest”), from SIBL to NTR, whereby NTR acquired the NTR Acquired Interest directly from SIBL for a cash purchase price of $3,600,000 paid to SIBL by NTR.

Simultaneously with the Closing, NTR granted to Dr. Smith a 4-year proxy (the “NTR Proxy”) on the NTR Acquired Interest.  NTR will not be represented on the Registrant’s Board of Directors, nor will NTR be otherwise involved in the management of the Registrant.  In addition, NTR has entered into a one-year Lock-Up Agreement on the NTR Acquired Interest.  In exchange for NTR’s grant of the NTR Proxy, Dr. Smith granted to NTR an option (the “Option”) to acquire one million (1,000,000) shares of the Registrant’s common stock owned by Dr. Smith, at an exercise price of $6.00 per share for the first two years following the anniversary of the Closing.  If the Option remains unexercised on the second anniversary following the Closing, then the exercise price shall increase to $10.00 per share for the third and fourth years following the anniversary of Closing.  The NTR Proxy shall terminate, and the voting rights on the NTR Acquired Interest shall revert back to NTR, upon the occurrence of: 1) NTR’s exercise of the Option at any time during the four-year Option period; or 2) the death of Dr. Smith.

Pursuant to the Closing Agreement, NTR has been granted piggy-back registration rights with respect to those shares of the NTR Acquired Interest that remain restricted securities (the “Remaining Shares”).  The Remaining Shares may, in the event that the Registrant proposes to register any of its securities for public sale under the Securities Act of 1933, as amended (the “Securities Act”), and upon timely written request from NTR, be included in the registration statement covering those securities being registered for sale by DGSE under the Securities Act.

Item 1.02.	Termination of Material Definitive Agreement

On May 30, 2007, the Registrant entered into that certain Amended and Restated Commercial Loan and Security Agreement, attached hereto as Exhibit 10.3 (the “Credit Agreement”), by and between Superior Galleries, Inc., a wholly-owned subsidiary of the Registrant (“Superior”), and SIBL, whereby SIBL provided Superior a revolving credit facility of up to nineteen million eight hundred ninety two thousand three hundred and forty dollars ($19,892,340).  As of the date of this Form 8-K, the books and records of SIBL reflect a total outstanding principal balance of ten million five hundred fifty thousand dollars ($10,550,000) (the “Outstanding Debt”) owing to SIBL by the Registrant under the Credit Agreement.

On January 27, 2010, the Registrant and SIBL entered into a Debt Conversion Agreement, attached hereto as Exhibit 10.4 (the “Debt Conversion Agreement”), whereby 1) the Credit Agreement, 2) that certain Corporate Governance Agreement, dated May 30, 2007, attached hereto as Exhibit 10.5, pursuant to which the Registrant and SIBL sought to establish the terms and conditions of the Registrant’s Board of Directors following the merger of Superior with and into a wholly-owned subsidiary of the Registrant, and 3) all of the Registrant’s Outstanding Debt were cancelled, in consideration for the Registrant’s obligation to issue to SIBL 1,000 shares of the Registrant’s restricted common stock.  The Registrant has committed to issue the aforementioned shares, which are subsequently to be returned by SIBL to the Registrant for cancellation in accordance with the terms and conditions of the Purchase and Sale Agreement, attached hereto as Exhibit 10.2.

Item 9.01.	Financial Statements and Exhibits.

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           Exhibits.

Exhibit No.	Description
10.1	Closing Agreement, dated May 25, 2010
10.2	Purchase and Sale Agreement, dated January 27, 2010
10.3	Amended and Restated Commercial Loan and Security Agreement, dated May 30, 2007
10.4	Debt Conversion Agreement, dated January 27, 2010
10.5	Corporate Governance Agreement, dated May 30, 2007

EXHIBITS

Exhibit No.	Description
10.1	Closing Agreement, dated May 25, 2010
10.2	Purchase and Sale Agreement, dated January 27, 2010
10.3	Amended and Restated Commercial Loan and Security Agreement, dated May 30, 2007
10.4	Debt Conversion Agreement, dated January 27, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DGSE COMPANIES, INC.

Date: May 26, 2010	By:	/s/ Dr. L.S. Smith
Dr. L.S. Smith
Chief Executive Officer